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                                                                    EXHIBIT 10.4

                              WHOLESALING AGREEMENT

                  THIS WHOLESALING AGREEMENT (this "Agreement") dated as of   ,
1997, by and between CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED, a Maryland corporation (the "Company"), and CAREY FINANCIAL CORPORATION, a Delaware corporation ("Carey").

                  WHEREAS, the Company proposes to raise up to $300,000,000 through the sale of shares of common stock of the Company (the "Shares") for investment in real property as described in a Registration Statement on Form
S-11 (No. 333-   ) filed with the Securities and Exchange Commission (the
"Registration Statement"); and

                  WHEREAS, the Company desires to retain Carey and Carey desires to undertake to coordinate the performance of certain wholesaling services for the Company pursuant to this Agreement on the terms and subject to the conditions hereinafter set forth and subject to the limitations, if any, set forth in the final Prospectus which will be included in the Registration Statement.

                  NOW THEREFORE, in consideration of the mutual promises herein made and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. The Company hereby retains Carey to provide the following services for the Company:

                  (a) Carey shall develop and prepare sales literature to be used by the Company in the offer and sale of the Shares (the "Offering"), which sales literature shall comply with the Securities Act of 1933, as amended, and the regulations thereunder, the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and the "blue sky" laws of any jurisdiction in which such material is used. The sales literature may include, but not be limited to, a slide presentation, a property acquisition report, a brochure and seminar invitations for presentation and distribution to the public and an audio program, a video program and a brochure for presentation and distribution to broker-dealers.

                  (b) Carey shall assist broker-dealers and registered investment advisors participating in the Offering by coordinating broker-dealer and registered investment advisor seminars, informational meetings, preparing and distributing brochures and other sales literature designed for broker-dealers and registered investment advisors and providing
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         information and answering any questions with regard to the Offering.

                  (c) Carey shall assist the Company in enlisting broker-dealers and registered investment advisors to participate in the Offering as selected dealers.

                   2. In consideration for providing the above services, Carey shall receive reimbursement for identified expenses incurred in connection with its wholesaling activities described in Section 1 above, including but not limited to (a) travel and entertainment expenses; (b) the cost of compensation paid to employees of Carey in connection with wholesaling activities; (c) expenses incurred in coordinating broker-dealer and registered investment advisor seminars and meetings; and (d) wholesaling fees and wholesaling expense reimbursements paid to it or its Affiliates or other entities.

                   3. The Company shall, at the direction of Carey, reimburse directly all other entities for marketing and wholesaling expenses of the type described in clauses (a), (b) and (c) of Section 2 hereof incurred directly by those entities at the request of Carey.

                   4. Carey shall adopt procedures which it, in its sole discretion, deems adequate to monitor compliance with the limitation in Rule 2740 of the NASD Rules of Fair practice and IM 2740 thereto on aggregate compensation to it and all broker-dealers participating in the Offering. In no event will the amounts paid hereunder, when combined with all other underwriting compensation paid in connection with the offering, exceed 10% of Gross Offering Proceeds plus 0.5% for bona fide due diligence expenses.

                   5. The Company hereby represents and warrants to Carey that the representations and warranties of it set forth in Section 2 of the Sales Agency Agreement, dated the date hereof, between the Company and Carey, as Sales Agent (the "Sales Agency Agreement"), are true and correct in all respects, and that such representations and warranties are hereby incorporated by reference herein (together with all related definitions and cross-references) as if set forth in full herein.

                   6. The Company hereby covenants to Carey that it will honor and perform each of the covenants made by it in Section 4 of the Sales Agency Agreement, and agrees that such covenants are incorporated by reference herein (together with all related definitions and cross-references) as if set forth in full herein.


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                   7. The term of this Agreement shall commence on the date
hereof and shall continue until such time as the Offering is completed. Notwithstanding the foregoing, this Agreement may be terminated without the payment of any penalty by either party upon not less than 60 days' notice in writing to the other party, except for the payment to Carey of unreimbursed expenses incurred by it prior to the date of termination.

                   8. Carey may assign any of its rights or delegate the performance of any of its obligations hereunder to its Affiliates or any other entity, provided, however, that no such delegation shall relieve Carey of its obligations hereunder.

                   9. The parties hereto agree that they have not created a joint venture or partnership relationship between them, that Carey shall be deemed to be an independent contractor and not for any purpose to be an employee of the Company.

                  10. This Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and may not be amended, modified or changed except in a writing signed by the parties hereto.

                  11. Subject to the limitations on assignment contained herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  12. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

                  13. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

                  14. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             CORPORATE PROPERTY ASSOCIATES 14
                                             INCORPORATED


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                                                   By:
                                                      --------------------------
                                                        Claude Fernandez,
                                                        Executive Vice President

                                                   CAREY FINANCIAL CORPORATION


                                                   By:
                                                      --------------------------
                                                        H. Augustus Carey,
                                                        President


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